Exhibit 10.97
CHH Super
Deed of Participation
for
Whakatane Mill Limited

DEED dated the 3rd day of May 2010
Parties
1.	SuperLife Limited (“the Company”)

2.	SuperLife Trustee Limited (“the Trustee”)

3.	Carter Holt Harvey Limited (“the Participating Employer”)

4.	Whakatane Mill Limited (“the New Employer”)
Introduction
A.	The Trustee is the trustee of SuperLife (the “Plan”) a registered superannuation scheme that is governed by a deed dated 21 June 2007 (“the Trust Deed”) and that offers superannuation benefits to its Members.

B.	The Participating Employer is an Employer as defined in clause 4.0 of the Trust Deed pursuant to a deed of participation dated 26th February 2007 (the “CHH Deed”).

C.	By clause 4(a) of the CHH Deed, the Participating Employer and the Trustee may admit an “Associated Employer” to participate in the Plan, provided the Associated Employer enters into a deed by which it covenants with the Participating Employer, the Trustee and the Company to comply with and observe all the provisions of the Trust Deed and this Deed so far as they may be applicable to it as an Associated Employer.

D.	The New Employer is an “Associated Employer” of the Participating Employer as that expression is defined in clause 1 of the CHH Deed.

E.	The New Employer wishes to be admitted as an “Associated Employer” under clause 4(a) of the CHH Deed to participate in the Plan for the purpose of, inter alia, facilitating the superannuation benefit arrangements for those of its Employees who join the Plan or who having become Members, become Employees of the New Employer.
This deed witnesses:
Definitions
1.	Words and phrases defined in the Trust Deed have the same meanings when used in this deed.

Admission of New Employer
2.	The Participating Employer and the Trustee admit the New Employer to participate in the Plan as an Associated Employer with effect from the date of this deed (the “Admission Date”), and the New Employer agrees with the Participating Employer, Trustee and the Company that, as from the Admission Date, it will comply with and observe:
(a)	all the provisions of the Trust Deed (as they may subsequently be varied or replaced from time to time) and

(b)	all the provisions of the CHH Deed,
so far as all of them may be applicable to it as an Associated Employer and to the same extent as if each of those provisions had been set out in full in this deed.
Benefits for Employees of the New Employer
3.	(a)	From the Admission Date, Employees of the New Employer can become Members of the Plan in accordance with the provisions of the CHH Deed and Members who joined the Plan before the Admission Date shall remain as Members notwithstanding a change in their employment after the Admission Date from another Employer that participates in the Plan in accordance with the CHH Deed to the New Employer.
(b)	Until subsequently varied, the terms of participation in the Plan for any Employee of the New Employer shall be the same as the terms set out in the CHH Deed.

(c)	If a Member’s employment with the New Employer or with an Associated Employer (as defined in the CHH Deed) changes after the Admission Date to become employment with another Associated Employer or with the New Employer or vice versa, such a change of employment shall not be treated as leaving Service for the purpose of the Plan.
Notification of amendments or change of Participation
4.	The Trustee shall notify the New Employer of any amendment to the Trust Deed that affects the obligations of an Employer within a reasonable period before that amendment takes place. If such amendments alter the New Employer’s obligations, the New Employer may immediately terminate its participation under the CHH Deed and become a Participating Employer under the Trust Deed on terms and conditions it agrees with the Trustees. A change in participation as an Associated Employer under the CHH Deed, to that of a

Participating Employer under the Trust Deed, shall not constitute a termination of membership of the Plan of employees of the New Employer.
Securing the benefits specified in the CHH Deed
5.	The Trustee agrees in respect of a Member who is an Employee of the New Employer to remit from SuperLife amounts required to secure benefits specified in the CHH Deed to the extent that the Trustee holds amounts to the credit of the Member in SuperLife.
The Employer’s required contributions
6.	(a)	The Trustee and the New Employer agree that the benefits provided to Members in terms of the CHH Deed are at least in part dependent on contributions that the New Employer pays to the Plan either on its own behalf or on behalf of the Members.

	(b)	If the New Employer does not pay the contributions that are payable (or does not pay all of them) and if the Trustee decides that the benefits that are or might become payable to Members are or might be prejudiced by the New Employer’s failure to pay the required contributions then:
(i)	The Trustee shall advise all affected Members and shall be entitled to make such adjustments to any future amounts to be credited to the Members’ Accounts or to any other benefits provided through the Plan on such basis as the Trustee determines will equitably distribute the effect of the New Employer’s failure to pay contributions in respect of all Members affected by those decisions.

(ii)	The Trustee shall notify all Members who are employees of the New Employer including the affected Members of those adjustments.
Trustee’s liability limited
7.	The Trustee’s liability to meet any obligations to all Members and other Beneficiaries entitled to benefits under the Plan in terms of this deed, is limited to the total of any amounts that were contributed to the Plan either by Members who are or were Employees of the New Employer and/or by the New Employer together with any investment income earned on those sums in the Plan and amounts received in respect of any insurance arrangements applicable to such Members. The Trustee shall not be liable for the payment of any sum that exceeds such total.

Amendment by deed
8.	The terms on which the New Employer participates in the Plan may be amended either by a deed between the New Employer, the Participating Employer, the Trustee and the Company and that is supplementary to this deed or in accordance with the provisions of the CHH Deed. The Trustee will ensure that the requirements of sections 9, 9A and 12 of the Act are complied with when amending any of the provisions of this deed.
Counterparts
9.	This deed may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.
Governing Law
10.	This deed will be governed by and construed in accordance with the laws of New Zealand. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of New Zealand.

Execution by the parties
Executed and delivered as a deed

Executed by	Executed by
SuperLife Limited	SuperLife Trustee Limited
in its capacity as the	in its capacity as the
Company by:	Trustee by:

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Authorised signatory	Authorised signatory

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Authorised signatory	Authorised signatory
Executed by Whakatane Mill
Limited in its capacity as the
New Employer by:

/s/ Robert B. Bailey

Authorised Signatory

/s/ Robert B. Bailey

Print Name

/s/ Leonora Gogolak

Witness to both Signatures

/s/ Leonora Gogolak

Print Name

Attorney

Occupation

919 Third Ave, New York, NY 10022 USA

Address

Executed by Carter Holt
Harvey Limited in its capacity
as the Participating Employer
by:

/s/ Robert B. Bailey
Authorised Signatory

Robert B. Bailey
Print Name

/s/ Leonora Gogolak
Witness Signature

/s/ Leonora Gogolak
Print Name

ATTORNEY
Occupation

919 Third Avenue, New York, NY 10022 USA
Address